UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 24, 2014

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, the Company announced the appointment of David King, 61, to the newly created position of Chief Operating Officer (COO), effective March 24, 2014, reporting directly to Brian Pratt, Chief Executive Officer.

Mr. King comes to Primoris from CB&I, where he most recently served as President of Lummus Engineered Products. Previously, he served as President, CB&I Project Engineering & Construction from 2010 to 2013, Group Vice President, Downstream Operations for CB&I Lummus from 2008 to 2010, and Group Vice President of CB&I’s Europe, Africa and Middle East Operations from 2006 to 2008. He has extensive E&C industry experience in energy-related projects, LNG, offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Mr. King received his bachelor’s degree in Mechanical Engineering from Texas Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from Insead University in Fontainebleau, France.

In compensation for his service, as approved by the Compensation Committee of the Board of Directors, Mr. King will receive an annual salary of $500,000 and is eligible to receive a bonus of up to 150% of his annual salary. He is eligible for the Company’s Long-Term Retention Plan which allows purchase of Company stock at a discount while deferring part of the annual bonus amount.

Mr. King was granted restricted stock units (“RSU”) with a value of $1.5 million under the Company’s 2013 Long-term Incentive Equity Plan. Each RSU represents the right to receive one share of the Company’s common stock when vested. The RSU will vest 50% after 18 months and 50% after 36 months, contingent on Mr. King’s continuing employment on those dates, and are subject to earlier acceleration, termination, cancellation or forfeiture as provided in the underlying RSU agreement.

The Company intends to enter into an employment agreement with terms substantially similar to those provided to the Company’s executive officers.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: March 27, 2014	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer